Exhibit 21

Subsidiaries of the Registrant

The following table lists, as of December 31, 2013, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary:

	Where Incorporated	% of Voting Stock
C. R. Bard, Inc.	New Jersey	(Registrant)
Bard Access Systems, Inc.	Utah	100
Dymax Corporation	Pennsylvania	100
Now Medical Distribution, Inc.	Delaware	100
Bard ASDI, Inc.	New Jersey	100
Bard Acquisition Sub, Inc.	Delaware	100
Bard Brachytherapy, Inc.	Delaware	100
Bard Canada Inc.	Canada	100
Vas-Cath, Inc.	Canada	100
Bard Reynosa S.A. de C.V.	Mexico	100
Bard Devices, Inc.	Delaware	100
Davol Inc.	Delaware	100
Bridger Biomed, Inc.	Montana	100
DVL Acquisition Sub, Inc.	Delaware	100
Davol Surgical Innovations, S.A. de C.V.	Mexico	100
Medafor, Inc.	Minnesota	100
Medafor GmbH	Germany	100
Medafor AB.	Sweden	100
Neomend, Inc	Delaware	100
Bard Healthcare, Inc.	Texas	100
Bard International, Inc.	Delaware	100
Bard Australia Pty. Ltd.	Australia	100
Bard India Healthcare Pvt. Ltd.	India	100
Bard Korea Limited	Korea	100
Bard Singapore Private Limited	Singapore	100
Bard Pacific Health Care Company Ltd.	Taiwan	100
Bard Brasil-Serviços em Equipamentos Médicos Ltda.	Brazil	100
C. R. Bard do Brasil Produtos Medicos Ltda.	Brazil	100
Bard Produtos Plasticos e Medicos Ltda.	Brazil	100
Bard MRL Acquisition Corp.	Delaware	100
Bard Netherlands CV	The Netherlands	100
Bard Holdings Netherlands BV	The Netherlands	100
C. R. Bard Netherlands Sales BV	The Netherlands	100
Bard Finance B.V. & KG	Germany	100
Bard Operations Center S.a.r.l.	Luxembourg	100
Bard Finance S.a.r.l.	Luxembourg	100
Bard Shannon Limited	Ireland	100
Alpha Altitude Sdh Bhd	Malaysia	100
Bard Czech Republic s.r.o.	Czech Republic	100
Bard Holdings Limited	England	100
Bard Financial Services Ltd.	England	100
Bard Limited	England	100
Bard European Distribution Center N.V.	Belgium	100
Bard Sendirian Berhad	Malaysia	100
Bard Sweden AB	Sweden	100
Bard Norden AB	Sweden	100
Bard Norway AS	Norway	100
Bard Finland OY	Finland	100
Davol International Limited	England	100
Rochester Medical Ltd.	England	100

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	Where Incorporated	% of Voting Stock
Bard Istanbul Healthcare Limited Company	Turkey	100
Bard Poland Sp. z.o.o.	Poland	100
Bard Verwaltung GmbH (f/k/a Angiomed GmbH)	Germany	100
Gamer Lasertechnik GmbH	Germany	100
Bard Benelux N.V.	Belgium	100
Bard Dublin ITC Limited	Ireland	100
Bard de España, S.A.	Spain	100
Bard Hellas S.A.	Greece	100
Bard Healthcare Science (Shanghai) Limited	People’s Republic of China	100
Bard Holdings GmbH & Co KG	Germany	100
C. R. Bard GmbH	Germany	100
Bard International Holdings, BV	The Netherlands	100
Bard Chile S.p.A.	Chile	100
Bard Colombia S.A.S.	Colombia	100
Bard Medical R&D (Shanghai) Co. Ltd.	China	100
Bard Brasil Industria e Comercio de Produtos Para e Saude Ltda.	Brazil	100
Productos Bard de Mexico S.A. de C.V.	Mexico	100
Bard Medical Devices (Beijing) Co., Ltd	People’s Republic of China	100
Bard Medica S.A.	Switzerland	100
Bard Medical S.A. (Proprietary) Limited	South Africa	100
Bard Mexico Realty, S. de R.L. de C.V.	Mexico	100
Bard S.p.A.	Italy	100
Bard France S.A.S.	France	100
Bard Holding SAS	France	100
Cardial S.A.S.	France	100
C. R. Bard (Portugal) Productos e Artigos Medicos e Farmaceuticos, Lda.	Portugal	100
Hastings Investments Ireland Limited	Ireland	100
Clearstream Technologies Group Limited	Ireland	100
Clearstream Technologies Limited	Ireland	100
Limited Liability Company Bard Rus	Russia	100
Bard Peripheral Vascular, Inc.	Arizona	100
Flowcardia, Inc.	Delaware	100
Loma Vista Medical, Inc.	Delaware	100
SenoRx, Inc.	Delaware	100
Bard UK Newco Ltd	England	100
C. R. Bard, LLC	Delaware	100
Lutonix, Inc.	Delaware	100
MedChem Products, Inc.	Massachusetts	100
Gesco International Inc.	Massachusetts	100
Medivance, Inc.	Delaware	100
Medivance BV	The Netherlands	100
Navarre Biomedical, Ltd.	Minnesota	100
Productos Para el Cuidada de la Salud, S.A. de C.V.	Mexico	100
ProSeed, Inc.	New Jersey	100
Roberts Laboratories, Inc.	Arizona	100
Rochester Medical Corporation	Minnesota	100
Rochester BV.	Netherlands	100
Specialized Health Products International, Inc	Delaware	100
Specialized Health Products, Inc.	Utah	100
Venetec International, Inc.	Delaware	100
Y-Med Inc.	Delaware	100

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